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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 4, 2004




                         HARVEST NATURAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)





          Delaware                      1-10762                 77-0196707
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



                      15835 Park Ten Place Drive, Suite 115
                              Houston, Texas 77084
          (Address, including zip code, of principal executive offices)


                                 (281) 579-6700
              (Registrant's telephone number, including area code)




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS.

          99.1 Press release dated March 4, 2004 providing results of operations for the 4th quarter and year ended December 31, 2003.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On March 4, 2004, Harvest Natural Resources, Inc. ("Harvest") issued a Press Release (the "Press Release") providing results for the fourth quarter and year ended December 31, 2003. The Press Release contains information regarding Harvest's discretionary cash flow, a non-GAAP financial measure which Harvest's management believes provides useful information to investors regarding the net cash provided by operating activities without regard to the changes in the operating assets and liabilities. These changes are short-term in nature and can fluctuate based on the activities within a single reporting period. The Press Release includes a reconciliation of the differences between discretionary cash flow and net cash provided by operating activities.

         The foregoing is qualified by reference to the Press Release which is furnished as an exhibit to this report and incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HARVEST NATURAL RESOURCES, INC.



                                       By: /s/ Kerry R. Brittain
                                          --------------------------------------
                                          Kerry R. Brittain
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

Date: March 4, 2004



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                                INDEX TO EXHIBITS


Item
Number           Exhibit
------           -------

99.1 Press release dated March 4, 2004 providing results of operations for the 4th quarter and year ended December 31, 2003.